Exhibit 99.2

FIDELITY NATIONAL INFORMATION SERVICES, INC.

NOTICE OF GUARANTEED DELIVERY

Offers to Exchange

7.625% Senior Notes Due 2017

registered under the Securities Act

For a Like Principal Amount of 7.625% Senior Notes Due 2017

5.000% Senior Notes Due 2022

registered under the Securities Act

For a Like Principal Amount of 5.000% Senior Notes Due 2022

Pursuant to the Prospectus Dated             , 2012

THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2012, UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

PLEASE READ CAREFULLY THE ATTACHED INSTRUCTIONS

As set forth in the Letter of Transmittal (the “Letter of Transmittal”) accompanying the Prospectus dated             , 2012 (the “Prospectus”) of Fidelity National Information Services, Inc., a Georgia corporation (the “Issuer”), this Notice of Guaranteed Delivery or a form substantially equivalent hereto must be used to accept the Issuer’s offers to exchange (i) its new 7.625% Senior Notes due 2017 (the “2017 Exchange Notes”), the issuance of which has been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its outstanding unregistered 7.625% Senior Notes due 2017 (the “2017 Original Notes”) and (ii) its new 5.000% Senior Notes due 2022 (the “2022 Exchange Notes,” and together with the 2017 Exchange Notes the “Exchange Notes”), the issuance of which has been registered under the Securities Act, for a like principal amount of its outstanding unregistered 5.000% Senior Notes due 2022 (the “2022 Original Notes,” and together with the 2017 Original Notes the “Original Notes”), if the tendering holder of Original Notes cannot, prior to 5:00 p.m., New York City time, on the Expiration Date (i) deliver its Original Notes, the Letter of Transmittal, and any other documents required by the Letter of Transmittal to the Exchange Agent (as defined below) or (ii) deliver a confirmation of the book-entry tender of its Original Notes into the Exchange Agent’s account at The Depository Trust Company (“DTC”) and otherwise complete the procedures for book-entry transfer. If required, this Notice of Guaranteed Delivery, properly completed and duly executed, must be delivered to The Bank of New York Mellon Trust Company, N.A. (the “Exchange Agent”) as set forth below.

By Mail or Hand Delivery:	The Bank of New York Mellon Corporation Corporate Trust Operations Reorganization Unit 101 Barclay Street — 7 East New York, New York 10286 Attn: Mr. David Mauer

By Facsimile:	(212) 298-1915 Corporate Trust Operations Reorganization Unit Attn: Mr. David Mauer

To Confirm by Telephone:	(212) 815-3687 Corporate Trust Operations Reorganization Unit

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

For any questions regarding the procedures for tendering the Original Notes or for any additional copies of the Prospectus, the Letter of Transmittal and this Notice of Guaranteed Delivery, you may contact the Exchange Agent by telephone at (212) 815-3687.

This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Issuer, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of the applicable series of Original Notes set forth below pursuant to the guaranteed delivery procedures.

All authority herein conferred or agreed to be conferred in this Notice of Guaranteed Delivery and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive the death or incapacity of, the undersigned.

PLEASE SIGN AND COMPLETE

Signatures of Registered Holder(s) or Authorized Signatory

(

Name(s) of Registered Holders(s):

(

Capacity:

Series and Principal Amount of Original Notes Tendered:

Date:

Address:

Area Code and Telephone Number:

If Original Notes will be delivered by book-entry transfer, provide the account number at The Depository Trust Company below:

Depository Account No.

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of the Original Notes tendered hereby exactly as their name(s) appear on the certificates for such Original Notes or on a security position listing as the owner(s) of such Original Notes, or by person(s) authorized to become registered holder(s) of such Original Notes by endorsements and documents submitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Issuer, submit with this Notice of Guaranteed Delivery evidence satisfactory to the Issuer of such person’s authority to so act. See Instruction 2.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a member of a registered national securities exchange or of the Financial Industry Regulatory Authority, or is a savings institution, commercial bank or trust company having an office or correspondent in the United States, or is otherwise an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, and which is, in each case, a member of a recognized signature guarantee program (i.e., Securities Transfer Agents Medallion Program, Stock Exchange Medallion Program or New York Stock Exchange Medallion Signature Program), guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), the Original Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Original Notes into the Exchange Agent’s account at DTC as described in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm:	Authorized Signature

Address:	Name:

Title:

Area Code and Telephone Number:	Date:

DO NOT SEND ORIGINAL NOTES WITH THIS FORM. ACTUAL SURRENDER OF ORIGINAL NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and all other required documents is at the election and risk of the tendering holders. The delivery will be deemed made only when actually received or confirmed by the Exchange Agent. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Original Notes referred to herein, the signature(s) must correspond exactly with the name(s) as written on the face of the certificates for such Original Notes without any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of DTC whose name appears on a security position listing as the holder of such Original Notes, the signature must correspond exactly with the name shown on the security position listing as the holder of such Original Notes.

If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Original Notes or a participant of DTC whose name does not appear on a DTC security position listing as the owner of an Original Note, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the certificates for the Original Notes or signed as the name of the participant is shown on DTC’s security position listing.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Issuer, submit with this Notice of Guaranteed Delivery evidence satisfactory to the Issuer of such person’s authority to so act.

3. Requests for Assistance or Additional Copies. Questions relating to the procedures for tendering, as well as requests for additional copies of the Prospectus, the Letter of Transmittal and this Notice of Guaranteed Delivery, may be directed to the Exchange Agent at the address and telephone number set forth on the front cover and back cover hereof.

The Bank of New York Mellon Trust Company, N.A.,

as Exchange Agent

By Mail or Hand Delivery:	The Bank of New York Mellon Corporation Corporate Trust Operations Reorganization Unit 101 Barclay Street — 7 East New York, New York 10286 Attn: Mr. David Mauer

By Facsimile:	(212) 298-1915 Corporate Trust Operations Reorganization Unit Attn: Mr. David Mauer

To Confirm by Telephone:	(212) 815-3687 Corporate Trust Operations Reorganization Unit